Exhibit 99.1

News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran	Catherine Graham
Sr. Dir., Corp. Communications	EVP & Chief Financial Officer
703.653.2248	703.653.3155
bhalloran@orcc.com	cgraham@orcc.com

ONLINE RESOURCES CONSIDERING ALTERNATIVES TO BOARD-APPROVED
STRATEGIC GROWTH PLAN

CHANTILLY, Va., January 21, 2011 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today announced that its Board of Directors is evaluating unsolicited expressions of interest in potential business combinations that it has received from third parties. The Board is considering these alternatives against the long-term strategic growth plan that it recently approved in order to determine whether there is now an option that can deliver greater shareholder value. Under the strategic plan, the Company has enhanced its management team and is currently investing in technology, products and organizational structure to drive revenue growth and margin improvement.

“Since I arrived as CEO in June, we have worked diligently to develop a long-term plan to put Online Resources back on the path to sustainable growth by investing in new ways to provide exceptional value to our customers,” said Joseph Cowan, President and Chief Executive Officer of Online Resources. “We have a robust and unique set of core assets at Online Resources, and I believe that with the strong team we have in place, we can deliver against the objectives defined in the plan. However, because we have also been approached by other parties, the Company has an obligation to examine other potential value-creating alternatives that may now exist for our shareholders.”

Given this announcement, the Company is postponing its 2011 analyst and investor day event, previously scheduled for Thursday, January 27, 2011. Online Resources currently hopes to provide additional information or commentary in conjunction with the release of its financial results for the fourth quarter of fiscal 2010, planned for early March. However, no specific timetable has been set for completion of this evaluation and there can be no assurance that any transaction will result from the process. Online Resources does not intend to make any further comment until its evaluation is complete.

The Company has retained Raymond James & Associates, Inc. as its financial advisor and Kirkland & Ellis LLP as its legal counsel.

About Online Resources

Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the Company’s financial institution and biller clients. Backed by its proprietary real-time payments gateway that links banks directly with billers, the Company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

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This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company's history of losses and anticipation of future losses; the company's dependence on the marketing efforts of third parties; the potential fluctuations in the company's operating results; the company's potential need for additional capital; the company's potential inability to expand the company's services and related products in the event of substantial increases in demand for these services and related products; the company's competition; the company's ability to attract and retain skilled personnel; the company's reliance on the company's patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the company's Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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